Allscripts Announces Second Quarter 2012 Results

Bookings Total $194.1 Million; GAAP Revenue of $370.0 Million

Cash Flow from Operations $58.8 Million

CHICAGO, Aug. 8, 2012 /PRNewswire/ -- Allscripts Healthcare Solutions, Inc. (NASDAQ: MDRX) today announced the following financial results for the three and six months ended June 30, 2012.

Second Quarter Highlights:

  Bookings(1) of $194.1 million.  This compares with bookings of $244.6 million in the second quarter of 2011 and $194.6 million in the first quarter of 2012.
  GAAP revenue of $370.0 million and non-GAAP revenue of $370.7 million.  This compares with GAAP and non-GAAP revenue of $356.8 and $363.5 million, respectively, in the second quarter of 2011.
  GAAP gross profit for the three months ended June 30, 2012, was $157.5 million. Non-GAAP gross profit was $158.2 million for the three months ended June 30, 2012, or 42.7 percent of total non-GAAP revenue.  This compares with $174.5 million or 48.0 percent of non-GAAP revenue for the prior year.
  GAAP operating income for the three months ended June 30, 2012, was $17.7 million.  Non-GAAP operating income was $51.0 million for three months ended June 30, 2012, or 13.8 percent of total non-GAAP revenue.  This compares with $74.5 million or 20.5 percent of non-GAAP revenue for the prior year.
  GAAP net income of $8.0 million and GAAP diluted earnings per share of $0.04.  This compares with $15.9 million and $0.08, respectively, in the second quarter of 2011.
  Non-GAAP net income of $29.3 million and non-GAAP diluted earnings per share of $0.16.  This compares with $42.5 million and $0.22, respectively, in the second quarter of 2011.
  $58.8 million in cash flow from operations.  This compares with $52.3 million in the second quarter of 2011.
  Repurchased approximately 21 million shares of common stock during the three months ended June 30, 2012 for approximately $225 million.

Please refer to Table 4 "Condensed Non-GAAP Financial Information" for a complete reconciliation of all GAAP and non-GAAP financial measures discussed in this press release.

"Our second-quarter results were solid and demonstrated improvement in several key business metrics," said Glen Tullman, Chief Executive Officer of Allscripts. "We signed two new Sunrise Clinical Manager (SCM) clients in the quarter plus one SCM footprint expansion within the client base. In addition, ambulatory bookings increased quarter-over-quarter, further expanding Allscripts market reach. We also generated solid operating cash flow of close to $60 million.

"We are aggressively focused on executing our business plan and delivering on our client commitments. We remain on schedule to release important new solution enhancements during the fourth quarter of 2012. Allscripts remains well positioned in a robust market with a comprehensive portfolio spanning the ambulatory, acute and post-acute care delivery environments."

Stock Repurchase Program and Credit Facilities

In April 2012 the Allscripts Board of Directors approved a $200 million increase in the Company's existing stock repurchase program increasing the total repurchase authorization to $400 million.

During the three months ended June 30, 2012, Allscripts repurchased approximately 21 million shares of common stock for approximately $225 million at an average price of approximately $10.87 per share. As of June 30, 2012, the amount available for repurchase of common stock under this program was approximately $123 million.

Any common stock repurchases may be made through open market transactions, block trades, privately negotiated transactions (including accelerated share repurchase transactions) or other means. Any repurchase activity will depend on factors such as the Company's working capital needs, cash requirements for investments, debt repayment obligations, the Company's stock price, and economic and market conditions. The Company's stock repurchase program may be accelerated, suspended, delayed or discontinued at any time.

In June 2012, the Company obtained $150 million in the form of an incremental term loan, which was used to partially repay borrowings under the Company's existing revolving credit facility, previously used to fund the Company's share repurchases in the second quarter of 2012.

During the second quarter of 2012, Allscripts repaid approximately $29.5 million of borrowings under its senior secured credit facilities. As of June 30, 2012, the Company had $488 million of borrowings outstanding and cash and marketable securities of approximately $122 million.

Updated Annual Guidance, Reflects Revised Share Count

Allscripts has revised its financial guidance for 2012 as detailed below to reflect the impact of a reduction in shares outstanding and increase in borrowings associated with the stock repurchase activity. Please see the footnotes at the end of this release for a reconciliation of GAAP and non-GAAP financial presentations and other information.

2012 Guidance(2)

Non-GAAP Revenue	$1,480.0 to $1,520.0 million
Non-GAAP Operating Margin	16.0 to 17.0 percent
Effective Tax Rate	36.5 to 37.0 percent
Non-GAAP Diluted EPS	$0.77 to $0.83 (Prior $0.74 to $0.80)
Diluted Shares	182.0 million (Prior 194.0)

Conference Call

Allscripts will conduct a conference call today, Wednesday, August 8, 2012, at 4:30 PM Eastern Daylight Time to discuss the Company's earnings and other information. Investors can access the conference via the Internet at http://investor.allscripts.com. Participants also may access the conference call by dialing (877) 303-0543 (toll free in the US) or (973) 935-8787 (international) and requesting Conference ID #97854516.

A replay of the call will be available two hours after the conclusion of the call, for a period of two weeks, at http://www.allscripts.com or by calling (855) 859-2056 or (404) 537-3406 - Conference ID #97854516.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

(1) Bookings reflect the value of executed contracts for software, hardware, services, remote hosting, outsourcing and SaaS.

(2)         Allscripts non-GAAP guidance for calendar year 2012 assumes the following adjustments to GAAP revenue, operating and net income: an acquisition-related deferred revenue adjustment of approximately $2.1 million;
             approximately $63.0 million of acquisition-related amortization; approximately $40.0 million in stock-based compensation expense; approximately $9.0 million in transaction-related and non-recurring expenses, all on a pre-tax basis.

About Allscripts

Allscripts (NASDAQ: MDRX) delivers the insights that healthcare providers require to generate world-class outcomes. The company's Electronic Health Record, practice management and other clinical, revenue cycle, connectivity and information solutions create a Connected Community of Health™ for physicians, hospitals and post-acute organizations. To learn more about Allscripts, please visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Such risks, uncertainties and other factors include, among other things: the possibility that the expected synergies, efficiencies and cost savings of the merger with Eclipsys Corporation ("Eclipsys") will not be realized, or will not be realized within the expected time period; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; competition within the industries in which we operate; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and could put us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the impact of the realignment of our sales and services organization; the possibility that our current initiatives focused on product delivery, client experience and financial performance may not be successful; the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; the outcome of any legal proceeding that has been or may be instituted against us; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; and breach of our security by third parties. See our "Risk Factors" in Annual Report on Form 10-K for 2011 and subsequent Quarterly Reports on Form 10-Q for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$120.4	$157.8
Accounts receivable, net	363.0	362.8
Deferred taxes, net	40.6	40.6
Inventories	1.3	2.0
Prepaid expenses and other current assets	130.1	117.4
Total current assets	655.4	680.6
Long-term marketable securities	1.6	1.7
Fixed assets, net	139.2	122.6
Software development costs, net	108.8	98.4
Intangible assets, net	457.8	489.8
Goodwill	1,039.4	1,039.4
Deferred taxes, net	5.0	5.0
Other assets	73.9	79.8
Total assets	$2,481.1	$2,517.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59.1	$41.2
Accrued expenses	99.8	103.4
Accrued compensation and benefits	27.5	31.8
Deferred revenue	308.5	288.9
Current maturities of long-term debt and capital lease obligations	68.1	45.5
Total current liabilities	563.0	510.8
Long-term debt	420.9	322.7
Deferred revenue	19.7	18.9
Deferred taxes, net	128.9	119.7
Other liabilities	67.8	68.5
Total liabilities	1,200.3	1,040.6
Total stockholders' equity	1,280.8	1,476.7
Total liabilities and stockholders' equity	$2,481.1	$2,517.3

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
System sales	$46.6	$64.9	$87.3	$119.4
Professional services	67.4	58.1	138.9	113.7
Maintenance	113.9	103.2	228.7	203.6
Transaction processing and other	142.1	130.6	279.8	255.4
Total revenue	370.0	356.8	734.7	692.1
Cost of revenue: (a)
System sales	35.1	35.9	66.7	70.8
Professional services	57.0	48.4	118.7	94.1
Maintenance	36.3	35.1	72.3	68.1
Transaction processing and other	84.1	69.6	163.8	131.5
Total cost of revenue	212.5	189.0	421.5	364.5
Gross profit	157.5	167.8	313.2	327.6
Selling, general and administrative expenses	92.3	101.5	189.6	205.7
Research and development	38.2	24.8	74.4	46.8
Amortization of intangible assets	9.3	9.4	18.5	18.6
Income from operations	17.7	32.1	30.7	56.5
Interest expense	(4.4)	(5.1)	(8.2)	(13.0)
Interest income and other, net	0.2	0.4	0.5	0.8
Income before income taxes	13.5	27.4	23.0	44.3
Provision for income taxes	(5.5)	(11.5)	(9.2)	(15.8)
Net income	$8.0	$15.9	$13.8	$28.5

Earnings per share - basic and diluted	$0.04	$0.08	$0.07	$0.15

Weighted average common shares outstanding:
Basic	182.1	189.6	186.4	189.5
Diluted	184.6	193.2	188.4	192.8

(a) Includes pre-tax amortization of intangibles	$7.2	$7.2	$14.4	$14.6

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$8.0	$15.9	$13.8	$28.5
Non-cash adjustments to net income	52.3	52.6	98.6	92.9
Cash impact of changes in operating assets and liabilities	(1.5)	(16.2)	21.0	(2.3)
Net cash provided by operating activities	58.8	52.3	133.4	119.1
Cash flows from investing activities:
Capital expenditures	(19.3)	(9.4)	(38.7)	(21.2)
Capitalized software	(13.6)	(14.0)	(26.9)	(30.3)
Net (purchases) sales and maturities of marketable securities and other investments	0.0	(8.7)	0.0	(12.8)
Proceeds received from sale of fixed assets	0.0	20.0	0.0	20.0
Change in restricted cash	0.0	0.0	0.0	2.2
Net cash used in investing activities	(32.9)	(12.1)	(65.6)	(42.1)
Cash flows from financing activities:
Proceeds from issuance of common stock	1.8	3.1	3.9	20.0
Excess tax benefits from stock-based compensation	0.0	2.9	0.1	7.1
Taxes paid related to net share settlement of equity awards	(1.3)	0.0	(3.6)	0.0
Net debt borrowings (payments) and refinancing costs	144.5	(25.8)	119.7	(68.3)
Repurchase of common stock	(225.4)	(50.1)	(226.0)	(50.1)
Net cash used in financing activities	(80.4)	(69.9)	(105.9)	(91.3)
Effect of exchange rate changes on cash and cash equivalents	(0.8)	0.0	0.7	0.6
Net decrease in cash and cash equivalents	(55.3)	(29.7)	(37.4)	(13.7)
Cash and cash equivalents, beginning of period	175.7	145.4	157.8	129.4
Cash and cash equivalents, end of period	$120.4	$115.7	$120.4	$115.7

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended

	6/30/12	6/30/11	6/30/12	6/30/11
Total revenue, as reported	$370.0	$356.8	$734.7	$692.1

Deferred revenue adjustment	0.7	6.7	1.5	17.5
Total non-GAAP revenue	$370.7	$363.5	$736.2	$709.6

Gross profit, as reported	$157.5	$167.8	$313.2	$327.6

Deferred revenue adjustment	0.7	6.7	1.5	17.5
Total non-GAAP gross profit	$158.2	$174.5	$314.7	$345.1

Operating income, as reported	$17.7	$32.1	$30.7	56.5

Deferred revenue adjustment	0.7	6.7	1.5	17.5
Acquisition-related amortization	16.5	16.6	32.9	33.3
Stock-based compensation expense	9.9	8.9	17.6	15.9
Transaction-related & non-recurring expenses (a)	6.2	10.2	9.2	23.3
Total non-GAAP operating income	$51.0	$74.5	$91.9	$146.5

Net income, as reported	$8.0	$15.9	$13.8	$28.5

Deferred revenue adjustment	0.5	4.1	1.0	10.7
Acquisition-related amortization	10.3	10.1	20.7	20.3
Stock-based compensation expense	6.2	5.4	11.1	9.7
Transaction-related & non-recurring expenses (a)	3.9	6.2	5.8	15.4
Tax rate alignment	0.4	0.8	0.4	(1.5)
Non-GAAP net income	$29.3	$42.5	$52.8	$83.1

Tax Rate	37%	39%	37%	39%

Weighted shares outstanding - diluted	184.6	193.2	188.4	192.8

Earnings per share - diluted, as reported	$0.04	$0.08	$0.07	$0.15

Non-GAAP earnings per share - diluted	$0.16	$0.22	$0.28	$0.43

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax

(a) Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Non-recurring expenses in the second quarter of 2012 include certain legal, consulting and other fees incurred in connection with activities that are considered one-time.  Transaction-related and non-recurring expenses were $6.2 million, pretax, in the second quarter of 2012.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP revenue consists of GAAP revenue as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Non-GAAP operating income consists of GAAP operating income as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, transaction-related and non-recurring expenses. Non-GAAP net income consists of GAAP net income as reported, excludes acquisition-related amortization, stock-based compensation expense and transaction-related and non-recurring expenses, and adds back the acquisition-related deferred revenue, in each case net of any related tax effects. Non-GAAP net income also includes a tax rate alignment adjustment.

Acquisition-Related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Transaction-Related and Non-Recurring Expenses. Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Allscripts excludes transaction-related expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods. Non-recurring expenses in the second quarter of 2012 include certain legal, consulting and other fees incurred in connection with activities that are considered one-time.

Tax Rate Alignment. Tax adjustment to align the current quarter's effective tax rate to the expected annual effective tax rate.

Management also believes that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis provide useful supplemental information to management and investors regarding the underlying performance of the Company's business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that these measures are indicative of the Company's core operating results. In addition, the Company uses non-GAAP revenue, operating income and/or net income to measure achievement under the Company's stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis are performance measures only, and they do not provide any measure of the Company's cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

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CONTACT: Investors, Seth Frank, +1-312-506-1213, seth.frank@allscripts.com, Media, Ariana Nikitas, +1-312-506-1236, ariana.nikitas@allscripts.com